UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to Section 240.14a-12

BFC Financial Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

April 27, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of BFC Financial Corporation, which will be held on May 17, 2011 at 11:30 a.m., local time, at our principal executive offices located at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

Please read these materials so that you will know what we plan to do at the Annual Meeting. Also, please sign and return the accompanying proxy card in the postage-paid envelope or otherwise transmit your voting instructions as described on the accompanying proxy card. This way, your shares will be voted as you direct even if you cannot attend the Annual Meeting.

On behalf of your Board of Directors and our employees, I would like to express our appreciation for your continued support.

Sincerely,

Alan B. Levan
Chairman of the Board

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
To Be Held on May 17, 2011

Notice is hereby given that the Annual Meeting of Shareholders of BFC Financial Corporation (the “Company”) will be held at the Company’s principal executive offices located at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 on May 17, 2011 commencing at 11:30 a.m., local time, for the following purposes:

1. To elect ten directors to the Company’s Board of Directors to serve until the Annual Meeting in 2012.

2. To transact such other business as may properly be brought before the Annual Meeting or any adjournment thereof.

The proposal relating to the election of directors is more fully described in the Proxy Statement that forms a part of this Notice of Meeting.

Only shareholders of record at the close of business on April 11, 2011 are entitled to notice of, and to vote at, the Annual Meeting.

Sincerely yours,

Alan B. Levan
Chairman of the Board

Fort Lauderdale, Florida
April 27, 2011

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES. THEREFORE, EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED OR OTHERWISE TRANSMIT YOUR VOTING INSTRUCTIONS AS DESCRIBED ON THE ENCLOSED PROXY CARD. NO POSTAGE IS REQUIRED FOR THE PROXY CARD IF MAILED IN THE UNITED STATES.

BFC Financial Corporation
2100 West Cypress Creek Road
Fort Lauderdale, Florida 33309

PROXY STATEMENT

The Board of Directors of BFC Financial Corporation (the “Company”) is soliciting proxies to be used at the Annual Meeting of Shareholders of the Company (the “Annual Meeting”) to be held at the Company’s principal executive offices located at 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309 on May 17, 2011 at 11:30 a.m., local time, and at any and all postponements or adjournments of the Annual Meeting, for the purposes set forth in the accompanying Notice of Meeting.

This Proxy Statement and the accompanying Notice of Meeting and proxy card are first being mailed to shareholders on or about April 29, 2011.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS
AND THE ANNUAL MEETING

What is the purpose of the Annual Meeting?

At the Annual Meeting, shareholders will be asked to consider and vote upon the election of ten directors to the Company’s Board of Directors as well as any other matters which may properly be brought before the Annual Meeting. Also, management will be available to report on the Company’s performance during the last fiscal year and respond to appropriate questions from shareholders.

Who is entitled to vote at the meeting?

Record holders of the Company’s Class A Common Stock (“Class A Stock”) and record holders of the Company’s Class B Common Stock (“Class B Stock”) at the close of business on April 11, 2011 (the “Record Date”) may vote at the Annual Meeting. As of the close of business on the Record Date, 68,521,497 shares of Class A Stock and 6,859,751 shares of Class B Stock were outstanding and, thus, will be eligible to vote at the Annual Meeting.

What are the voting rights of the holders of Class A Stock and Class B Stock?

Holders of Class A Stock and holders of Class B Stock will vote as one class on the proposal relating to the election of directors and, in most cases, on any other matters properly brought before the Annual Meeting. Holders of Class A Stock are entitled to one vote per share, with all holders of Class A Stock having in the aggregate 22% of the general voting power. The number of votes represented by each share of Class B Stock, which represents in the aggregate 78% of the general voting power, is calculated each year in accordance with the Company’s Amended and Restated Articles of Incorporation. At this year’s Annual Meeting, each outstanding share of Class B Stock will be entitled to 35.4153 votes.

What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of shares representing a majority of the aggregate voting power (as described above) of the Class A Stock and Class B Stock outstanding as of the close of business on the Record Date will constitute a quorum, permitting the conduct of business at the Annual Meeting.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name with American Stock Transfer & Trust Company, the Company’s stock transfer agent (“AST”), you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of the shares but not the shareholder of record, and your shares are held in “street name.”

How do I vote my shares?

If you are a shareholder of record, you can give a proxy to be voted at the Annual Meeting by mailing in the enclosed proxy card or by transmitting your voting instructions by telephone or internet as described on the enclosed proxy card. You may also vote your shares at the Annual Meeting by completing a ballot at the Annual Meeting.

If you hold your shares in “street name,” you must vote your shares in the manner prescribed by your broker, bank or other nominee. Your broker, bank or other nominee has enclosed or provided a voting card for you to use in providing your voting instructions.

Can I vote my shares in person at the Annual Meeting?

If you are a shareholder of record, you may vote your shares in person at the Annual Meeting by completing a ballot at the Annual Meeting. However, if you are a “street name” holder, you may vote your shares in person at the Annual Meeting only if you obtain a signed proxy from your broker, bank or other nominee giving you the right to vote the shares.

Shareholders who wish to attend the Annual Meeting may contact the Company’s Investor Relations department at (954) 940-4994 for directions. Even if you currently plan to attend the Annual Meeting, the Company recommends that you also submit your vote by proxy or by providing your voting instructions to your broker, bank or other nominee as described above so that your vote will be counted if you later decide not to attend the Annual Meeting.

What are my choices when voting?

You may vote for all ten of the director nominees, or your vote may be withheld with respect to one or more of the director nominees. The proposal related to the election of directors is described in this Proxy Statement beginning on page 8.

What is the Board’s recommendation?

The Board of Directors recommends a vote FOR all of the director nominees.

What if I do not specify on my proxy card how I want my shares voted?

If you mail in your proxy card but do not specify on your proxy card how you want to vote your shares, the Company will vote them FOR all of the director nominees.

Although the Board of Directors is not aware of any other matters to be presented at the Annual Meeting, if any other matters are properly brought before the Annual Meeting, the persons named in the enclosed proxy will vote the proxies in accordance with their best judgment on those matters.

Can I change my vote?

Yes. You can change your vote at any time before your proxy is voted at the Annual Meeting. If you are the record owner of your shares, you can do this in one of three ways. First, you can send a written notice to the Company’s Secretary stating that you would like to revoke your proxy. Second, you can submit a new valid proxy bearing a later date or transmit new voting instructions by telephone or internet. Third, you can attend the Annual Meeting and vote in person. Attendance at the Annual Meeting will not, in and of itself, constitute revocation of a previously executed proxy.

If you are not the record owner of your shares and your shares are held in “street name,” you must contact your broker, bank or other nominee to find out how to change your vote.

What vote is required for a director nominee to be elected?

The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for a director nominee to be elected. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more of the director nominees will not be voted with respect to the nominee(s) indicted, although it will be counted for purposes of determining whether or not a quorum exists.

If my shares are held in street name, will my broker, bank or other nominee vote my shares for me? What are broker non-votes?

No. If you hold your shares in street name, your broker, bank or other nominee may only vote your shares in its discretion on routine matters. The proposal relating to the election of directors is not considered a routine matter. As a result, your broker, bank or other nominee will not have discretion to vote your shares at the Annual Meeting if you fail to provide voting instructions.

Broker non-votes occur when a broker, bank or other nominee has discretion to vote on one or more proposals at a meeting but does not have discretion to vote on other matters at the meeting. Because brokers, banks and other nominees will not have discretion to vote on any items of business at the Annual Meeting if they have not received voting instructions from their clients, there will not be broker non-votes on the election of directors or any other matter which may be presented or acted upon at the Annual Meeting.

Are there any other matters to be acted upon at the Annual Meeting?

The Company does not know of any other matters to be presented or acted upon at the Annual Meeting. If any other matter is presented at the Annual Meeting on which a vote may properly be taken, the shares represented by proxies will be voted in accordance with the judgment of the person or persons voting those shares.

CORPORATE GOVERNANCE

Pursuant to the Company’s Bylaws and the Florida Business Corporation Act, the Company’s business and affairs are managed under the direction of the Board of Directors. Directors are kept informed of the Company’s business through discussions with management, including the Company’s Chief Executive Officer and other senior officers, by reviewing materials provided to them and by participating in meetings of the Board of Directors and its committees.

Determination of Director Independence

The full Board of Directors undertook a review of each director’s independence on March 7, 2011. Based on its review, the Board determined that D. Keith Cobb, Oscar Holzmann, Alan J. Levy, Joel Levy, William Nicholson and Neil Sterling, who together comprise a majority of the Board, are “independent,” as such term is defined under applicable rules and regulations relating to the independence of directors. Although the Company’s Class A Stock is no longer listed on NYSE Arca, the Board of Directors continued to use the definition of “independence” set forth in the listing standards of NYSE Arca for purposes of making its independence determinations. With respect to each of the directors determined to be independent, the Board specifically discussed and considered the following relationships, each of which the Board determined did not constitute a material relationship that would impair the director’s independence:

•	Mr. Cobb serves on the Boards of Directors of BankAtlantic Bancorp, Inc. (“BankAtlantic Bancorp”) and BankAtlantic, BankAtlantic Bancorp’s bank subsidiary. Mr. Cobb is also a member of the Audit Committee of the Board of Directors of BankAtlantic Bancorp. The Company owns shares of BankAtlantic Bancorp’s Class A Common Stock and Class B Common Stock representing approximately 71% of BankAtlantic Bancorp’s total voting power. In addition, Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, serves as Chairman and Chief Executive Officer of BankAtlantic Bancorp and Chairman of BankAtlantic; John E. Abdo serves as Vice Chairman of each of the Company, BankAtlantic Bancorp and BankAtlantic; and Jarett S. Levan, Executive Vice President of the Company and a member of the

Company’s Board of Directors, serves as President and as a director of BankAtlantic Bancorp and as Chief Executive Officer and President of BankAtlantic.

•	Mr. Cobb is also a member of the Board of Directors of the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. Alan B. Levan is a Trustee of Nova Southeastern University and the Chairman of its Finance Committee. Additionally, in 2008 and 2010, BankAtlantic and its affiliated entities together made donations of $32,500 and $1,000, respectively, to the Nova Southeastern University H. Wayne Huizenga School of Business and Entrepreneurship. No such donations were made in 2009.

•	Messrs. Cobb and Alan Levy serve as members of Broward Workshop with Messrs. Alan Levan, Abdo and Jarett Levan. In addition, Mr. Alan Levy serves on the Board of Directors of the Fort Lauderdale Museum of Art with Mr. Jarett Levan.

•	Each of Mr. Alan Levy and Great American Farms, Inc., a corporation of which Mr. Alan Levy is the President and Chief Executive Officer, Mr. Joel Levy and an entity in which he owns an approximate 5% interest, and Mr. Holzmann have a banking relationship with BankAtlantic in the ordinary course of BankAtlantic’s business.

Committees of the Board of Directors and Meeting Attendance

The Board of Directors has established Audit, Compensation and Nominating/Corporate Governance Committees. The Board has adopted a written charter for each of these three committees and Corporate Governance Guidelines that address the make-up and functioning of the Board. The Board has also adopted a Code of Business Conduct and Ethics that applies to all of the Company’s directors, officers and employees. The committee charters, Corporate Governance Guidelines and Code of Business Conduct and Ethics are posted in the “Investor Relations” section of the Company’s website at www.bfcfinancial.com, and each is available in print, without charge, to shareholders.

The Board met eleven times during 2010. Each current member of the Board of Directors attended at least 75% of the meetings of the Board and committees on which he served. In addition, eight of the Company’s eleven directors attended the Company’s 2010 Annual Meeting of Shareholders, although the Company has no formal policy requiring them to do so.

The Audit Committee

Joel Levy, Chairman, Oscar Holzmann and William Nicholson serve as the members of the Audit Committee. The Board has determined that each of Messrs. Joel Levy, Holzmann and Nicholson is “financially literate” and “independent,” within the meaning of the NYSE Arca listing standards and applicable Securities and Exchange Commission (“SEC”) rules and regulations, and that each of Messrs. Joel Levy and Holzmann is qualified as an “audit committee financial expert,” as defined under Item 407 of Regulation S-K promulgated by the SEC. The Audit Committee met twelve times during 2010 and its members also held various informal conference calls and meetings as a committee. The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of the Company’s independent auditor. Additionally, the Audit Committee assists Board oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the qualifications, performance and independence of the Company’s independent auditor; and (iv) the performance of the Company’s internal audit function. In connection with these oversight functions, the Audit Committee receives reports from, and meets with, the Company’s internal audit group, management and independent auditor. The Audit Committee receives information concerning internal control over financial reporting and any deficiencies in such control and has adopted a complaint monitoring procedure that enables confidential and anonymous reporting to the Audit Committee of concerns regarding questionable accounting or auditing matters. A report from the Audit Committee is included in this Proxy Statement on page 23.

The Compensation Committee

Neil Sterling, Chairman, D. Keith Cobb and William Nicholson serve as the members of the Compensation Committee. Each of Messrs. Sterling, Cobb and Nicholson is “independent,” within the meaning of the NYSE Arca listing standards, and each is a “Non-Employee Director,” as defined in Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “Exchange Act”), and an “outside director,” as defined for purposes of Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). The Compensation Committee met three times during 2010. The Compensation Committee provides assistance to the Board in fulfilling its responsibilities relating to the compensation of the Company’s executive officers. It reviews and determines the compensation of the Chief Executive Officer and determines, or makes recommendations with respect to, the compensation of the Company’s other executive officers. The Compensation Committee also administers the Company’s equity-based compensation plans. Pursuant to its charter, the Compensation Committee has the authority to retain consultants to assist the Compensation Committee in its evaluation of executive compensation, as well as the sole authority to approve any such consultant’s fees and retention terms.

The Nominating/Corporate Governance Committee

From January 1, 2010 through December 15, 2010, the date of the Company’s 2010 Annual Meeting of Shareholders, James Blosser, Chairman, Oscar Holzmann and Alan J. Levy served as the members of the Nominating/Corporate Governance Committee. Prior to the Company’s 2010 Annual Meeting of Shareholders, the Board of Directors determined that, while each of its members has provided important and valuable contributions, it would be more efficient if the Board was comprised of fewer members. In addition, James Blosser and William Scherer expressed to the Board their interest in pursuing other business ventures and activities. As a result, it was mutually agreed that Messrs. Blosser and Scherer would not stand for re-election at the Company’s 2010 Annual Meeting of Shareholders. Accordingly, Mr. Blosser’s service on the Board and the Nominating/Corporate Governance Committee, and Mr. Scherer’s service on the Board, ceased effective as of December 15, 2010. Mr. Holzmann was thereafter appointed to succeed Mr. Blosser as Chairman of the Nominating/Corporate Governance Committee, and Neil Sterling was appointed to serve as a member of the Nominating/Corporate Governance Committee. Each of Messrs. Holzmann, Levy and Sterling is, and Mr. Blosser was, considered to be “independent” within the meaning of the NYSE Arca listing standards. The Nominating/Corporate Governance Committee is responsible for assisting the Board in identifying individuals qualified to become directors, making recommendations of candidates for directorships, developing and recommending to the Board a set of corporate governance principles for the Company, overseeing the evaluation of the Board and management, overseeing the selection, composition and evaluation of Board committees and overseeing the management continuity and succession planning process. The Nominating/Corporate Governance Committee met four times during 2010.

The Nominating/Corporate Governance Committee reviews, following the end of the Company’s fiscal year, the composition of the Board of Directors and the ability of its current members to continue effectively as directors for the upcoming fiscal year. In the ordinary course, absent special circumstances or a change in the criteria for Board membership, the Nominating/Corporate Governance Committee will re-nominate incumbent directors who continue to be qualified for Board service and are willing to continue as directors. If the Nominating/Corporate Governance Committee thinks it is in the Company’s best interest to nominate a new individual for director, or fill a vacancy on the Board which may exist from time to time, the Nominating/Corporate Governance Committee will seek out potential candidates for Board appointments who meet the criteria for selection as a nominee and have the specific qualities or skills being sought as follows. Generally, the Nominating/Corporate Governance Committee will identify candidates for directorships through the business and other organization networks of the directors and management. Candidates for director will be selected on the basis of the contributions the Nominating/Corporate Governance Committee believes that those candidates can make to the Board and to management and on such other qualifications and factors as the Nominating/Corporate Governance Committee considers appropriate. Board candidates should have a reputation for honesty and integrity, strength of character, mature judgment and experience in positions with a high degree of responsibility. In addition to reviewing a candidate’s background and accomplishments, candidates for director are reviewed in the context of the current composition of the Board and the evolving needs of the Company. While the Board does not have a formal diversity policy and the Nominating/Corporate Governance Committee does not follow any ratio or formula with respect to diversity in order to determine the appropriate composition of the Board, the Board prefers a mix of background and experience among its members. Accordingly, pursuant to the Company’s Corporate Governance Guidelines, the Nominating/Corporate Governance Committee, when assessing potential new directors, seeks individuals from diverse professional backgrounds who provide a broad range of skills, experience and expertise relevant to the Company’s business. The goal of this process is to assemble a group of Board members with deep, varied experience, sound judgment, and commitment to the Company’s success. The Company also requires that its Board members be able to dedicate the time and resources sufficient to ensure the diligent performance of their duties on the Company’s behalf, including attending Board and applicable committee meetings. If the Nominating/Corporate Governance Committee believes a candidate would be a valuable addition to the Board, it will recommend the candidate’s election to the full Board.

Under the Company’s Bylaws, nominations for directors may be made only by or at the direction of the Board of Directors, or by a shareholder entitled to vote who delivers written notice (along with certain additional information specified in the Company’s Bylaws) not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of a director nomination must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2012 Annual Meeting of Shareholders, the Company must receive shareholder notice of a director nomination (i) between January 18 and February 17, 2012 or (ii) if the Company’s 2012 Annual Meeting of Shareholders is held prior to April 17 or after June 16, 2012, within ten days after the Company first mails notice of or publicly discloses the date of the meeting.

Investment Committee

In addition to the Audit, Compensation and Nominating/Corporate Governance Committees, the Board has also established an Investment Committee. D. Keith Cobb, Chairman, Alan B. Levan, John E. Abdo, Darwin Dornbush, Joel Levy and Seth M. Wise currently serve as the members of the Investment Committee. The Investment Committee assists the Board in supervising and overseeing the management of the Company’s investments in capital assets. The Investment Committee met two times during 2010.

Leadership Structure

The business of the Company is managed under the direction of the Board, which is elected by the Company’s shareholders. The basic responsibility of the Board is to lead the Company by exercising its business judgment to act in what each director believes to be the best interests of the Company and its shareholders. The Board’s current leadership structure combines the position of Chairman and Chief Executive Officer, and Alan B. Levan has held this dual position since 1978. The Company believes that the combination of these two positions has been an appropriate and suitable structure for the Board’s function and efficiency, as Mr. Levan serves as the direct link between senior management and the Board. Further, as the founder of the I.R.E. Group (predecessor to the Company) in 1972 and the Chairman, Chief Executive Officer and President of the Company for over 30 years, Mr. Levan is in a position to provide critical insight to the Board and feedback to senior management through his long-term relationships and understanding of the Company’s business and prospects.

Risk Oversight

The Board is responsible for overseeing management and the business and affairs of the Company, which includes the oversight of risk. In exercising its oversight, the Board has allocated some areas of focus to its committees and has retained areas of focus for itself. Pursuant to its charter, the Audit Committee is responsible for assuring that the Board is provided the information and resources to assess management’s handling of the Company’s approach to risk management. The Audit Committee also has oversight responsibility for the Company’s financial risk (such as accounting, finance, internal control and tax strategy), and the Audit Committee or the full Board receives and reviews, as appropriate, the reports of the Company’s internal audit group regarding the results of its annual Company-wide risk assessment and internal audit plan. Reports of all internal audits are provided to the Audit Committee. The Compensation Committee oversees compliance with the Company’s executive compensation plans and related laws and policies. The Nominating/Corporate Governance Committee oversees compliance with governance-related laws and policies, including the Company’s Corporate Governance Guidelines. The Board as a whole has responsibility for overseeing management’s handling of the Company’s strategic and operational risks. Throughout the year, senior management reports to the Board the risks that may be material to the Company, including those disclosed in the Company’s quarterly and annual reports filed with the SEC. The goal of these processes is to achieve serious and thoughtful Board-level attention to the nature of the material risks faced by the Company and the adequacy of the Company’s risk management processes and systems. While the Board recognizes that the risks which the Company faces are not static, and that it is not possible to mitigate all risk and uncertainty all of the time, the Board believes that the Company’s approach to managing its risks provides the Board with the proper foundation and oversight perspective with respect to management of the material risks facing the Company.

Executive Sessions of Non-Management Directors

During 2010, the Company’s non-management directors met twice in executive sessions of the Board in which management directors and other members of management did not participate. Neil Sterling was the presiding director for these sessions. The non-management directors have scheduled regular meetings in March and September of each year and may schedule additional meetings without management present as they determine to be necessary.

Communications with the Board of Directors and Non-Management Directors

Interested parties who wish to communicate with the Board of Directors, any individual director or the non-management directors as a group can write to the Company’s Secretary at BFC Financial Corporation, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309. If the person submitting the letter is a shareholder, the letter should include a statement indicating such. Depending on the subject matter, the Company will:

•	forward the letter to the director or directors to whom it is addressed;

•	attempt to handle the inquiry directly if it relates to routine or ministerial matters, including requests for information; or

•	not forward the letter if it is primarily commercial in nature or if it is determined to relate to an improper or irrelevant topic.

A member of management will, at each meeting of the Board, present a summary of all letters received since the last meeting that were not forwarded to the Board and will make those letters available to the Board upon request.

Code of Ethics

The Company has a Code of Business Conduct and Ethics that applies to all of its directors, officers and employees, including the Company’s principal executive officer, principal financial officer and principal accounting officer. The Code of Business Conduct and Ethics is available on the Company’s website at www.bfcfinancial.com. The Company will post amendments to or waivers from the Code of Business Conduct and Ethics (to the extent applicable to the Company’s principal executive officer, principal financial officer or principal accounting officer) on its website.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of the copies of the forms furnished to the Company and written representations that no other reports were required, the Company believes that all filing requirements under Section 16(a) of the Exchange Act applicable to its officers, directors and greater than 10% beneficial owners were complied with on a timely basis during the year ended December 31, 2010.

PROPOSAL FOR ELECTION OF DIRECTORS

The Company’s Bylaws provide that the Board of Directors shall consist of no less than three and no more than fifteen directors. The specific number of directors is set from time to time by resolution of the Board. Prior to September 21, 2009, the Board was divided into three classes, each of which had a three-year term expiring in annual succession. On September 21, 2009, the Company consummated its merger with Woodbridge Holdings Corporation (“Woodbridge”), pursuant to which Woodbridge merged with and into a wholly owned subsidiary of the Company (the “Woodbridge Merger”). In connection with the consummation of the Woodbridge Merger, the Company’s Bylaws were amended to, among other things, provide that each director elected or appointed to the Board on or after September 21, 2009 will serve for a term expiring at the Company’s next annual meeting of shareholders.

The Board currently consists of: (i) eight directors who were re-elected to the Board at the Company’s 2010 Annual Meeting of Shareholders to serve for terms expiring at the Annual Meeting; (ii) two directors who were re-elected to the Board at the Company’s 2008 Annual Meeting of Shareholders to serve for three-year terms expiring at the Annual Meeting; and (iii) one director who was re-elected to the Board at the Company’s 2009 Annual Meeting of Shareholders (which was held prior to the consummation of the Woodbridge Merger) to serve for a three-year term expiring at the Company’s 2012 Annual Meeting of Shareholders.

All ten of the directors whose terms are expiring at the Annual Meeting have been nominated for re-election at the Annual Meeting to serve for a term expiring at the Company’s 2012 Annual Meeting of Shareholders. Each of the ten director nominees was recommended for election by the Nominating/Corporate Governance Committee and has consented to serve for his term. If any director nominee should become unavailable to serve as a director, the Board may designate a substitute nominee. In that case, the persons named as proxies will vote for the substitute nominee designated by the Board. Except as otherwise indicated, no director nominee or director continuing in office has had any change in principal occupation or employment during the past five years.

Directors Standing for Election
for Terms Expiring at the Company’s 2012 Annual Meeting of Shareholders

ALAN B. LEVAN	Director since 1978

Alan B. Levan, age 66, formed the I.R.E. Group (predecessor to the Company) in 1972. Since 1978, he has been Chairman of the Board, President and Chief Executive Officer of the Company or its predecessors. Since 1994, he has been Chairman of the Board and Chief Executive Officer of BankAtlantic Bancorp and, since 1987, he has served as Chairman of the Board of BankAtlantic. Since 2002, Mr. Levan has also served as Chairman of the Board of Bluegreen Corporation, a New York Stock Exchange listed company in which the Company currently owns an approximately 52% voting interest (“Bluegreen”), and since June 2009, he has served as a director of Benihana, Inc., a NASDAQ listed company in which the Company holds a significant investment (“Benihana”). He was Chairman of the Board and Chief Executive Officer of Woodbridge from 1985 until the consummation of the Woodbridge Merger in September 2009. The Board believes that Mr. Levan is a strong operating executive and that his proven leadership skills enhance the Board and the Company. The Board also believes that Mr. Levan’s management and directorship positions at the Company, BankAtlantic Bancorp and BankAtlantic and his directorship positions at Bluegreen and Benihana provide the Board with critical insight regarding the business and prospects of each company. Alan B. Levan is the father of Jarett S. Levan.

JOHN E. ABDO	Director since 1988

John E. Abdo, age 67, has served as Vice Chairman of the Board of the Company since 1993. He has been Vice Chairman of the Board of BankAtlantic since April 1987, Chairman of the Executive Committee of BankAtlantic since October 1985 and Vice Chairman of the Board of BankAtlantic Bancorp since 1994. Mr. Abdo has served on the Board of Directors of Benihana since 1990 and currently serves as its Vice Chairman. He has also served as Vice Chairman of the Board of Bluegreen since 2002. Mr. Abdo is also President of Abdo Companies, Inc., a member of the Board of Directors of the Performing Arts Center Authority (PACA) and former President and current director and Chairman of the Finance Committee of the Broward Performing Arts Foundation. Mr. Abdo served as Vice

Chairman of Woodbridge from 2001 until the consummation of the Woodbridge Merger during September 2009. The Board believes that it benefits from Mr. Abdo’s contributions to the Board, many of which are the result of his extensive knowledge of the Florida business community and the business and affairs of the Company, BankAtlantic Bancorp, BankAtlantic, Bluegreen and Benihana, based on his long history of service on behalf of those entities. The Board also believes Mr. Abdo’s real estate background provides additional perspective to the Board.

DARWIN DORNBUSH	Director since 2009

Darwin Dornbush, age 81, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Mr. Dornbush has been a partner in the law firm of Dornbush Schaeffer Strongin & Venaglia, LLP since 1964. He also served as Secretary of Cantel Medical Corp., a healthcare company, until 2010 and as a director of that company until 2009. In addition, during February 2009, Mr. Dornbush rejoined the Board of Directors of Benihana after serving as a director of Benihana from 1995 through 2005. From 1983 until 2008, he served as Secretary of Benihana and its predecessor. The Board believes that it benefits from Mr. Dornbush’s experience in legal and business matters gained from his career as a practicing attorney and his previous and current memberships on public company boards.

OSCAR HOLZMANN	Director since 2002

Oscar Holzmann, age 68, has been an Associate Professor of Accounting at the University of Miami School of Business since 1980. He received his Ph.D. in Business Administration from Pennsylvania State University in 1974. The Board believes that Mr. Holzmann’s background gives him a unique perspective and position to contribute to the Board. His accounting and financial knowledge also make him a valuable member of the Audit Committee.

JARETT S. LEVAN	Director since 2009

Jarett S. Levan, age 37, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger and was appointed to serve as Executive Vice President of the Company during April 2011. He is the President and a director of BankAtlantic Bancorp and the Chief Executive Officer and President of BankAtlantic and has served in various capacities at BankAtlantic, including as Executive Vice President and Chief Marketing Officer; President, Alternative Delivery; President, BankAtlantic.com; and Manager of Investor Relations. He joined BankAtlantic as an attorney in the Legal Department in January 1998. He also serves as a director of the Broward Center for the Performing Arts, the Fort Lauderdale Museum of Art, the Museum of Discovery and Science (Fort Lauderdale), the Broward Alliance and the Broward Workshop. The Board believes that Mr. Levan’s management and directorship positions at BankAtlantic Bancorp and BankAtlantic allow him to provide insight to the Board with respect to the business and affairs of those entities as well as the industry in general. Jarett S. Levan is the son of Alan B. Levan.

ALAN J. LEVY	Director since 2009

Alan J. Levy, age 71, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2005. Mr. Levy is the founder and, since 1980, has served as the President and Chief Executive Officer of Great American Farms, Inc., an agricultural company involved in the farming, marketing and distribution of a variety of fresh fruits and vegetables. The Board believes that Mr. Levy’s leadership skills and business experience gained from his service as the President and Chief Executive Officer of Great American Farms enhances the Board.

JOEL LEVY	Director since 2009

Joel Levy, age 71, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Mr. Levy is currently the Vice Chairman of Adler Group, Inc., a commercial real estate company, and he served as President and Chief Operating Officer of Adler Group from 1984 through 2007. Mr. Levy also serves as President and Chief Executive Officer of JLRE Consulting, Inc. Mr. Levy is a Certified Public Accountant with vast experience in public accounting. The Board believes that Mr. Levy’s experience relating to the real estate industry gained from his executive positions at Adler Group and JLRE Consulting and his previous directorship at Woodbridge provide meaningful insight to the Board and that, based on his finance and accounting background, Mr. Levy makes important contributions to the Audit Committee.

WILLIAM NICHOLSON	Director since 2009

William Nicholson, age 65, was appointed to the Company’s Board of Directors during September 2009 in connection with the consummation of the Woodbridge Merger after previously serving as a director of Woodbridge since 2003. Since May 2010, Mr. Nicholson has served as a principal of Heritage Capital Group, an investment banking firm. He also served as a principal of Heritage Capital Group from December 2003 through March 2009. In addition, since 2004, Mr. Nicholson has served as President of WRN Financial Corporation and, since 2008, he has been a principal with EXP Loan Services LLC. He was also the Managing Director of BSE Management, LLC from March 2009 through April 2010. The Board believes that, because of Mr. Nicholson’s extensive knowledge of the capital and financial markets and broad experience working with the investment community, Mr. Nicholson can provide important insight to the Board on financial issues.

NEIL STERLING	Director since 2003

Neil Sterling, age 59, has been the principal of The Sterling Resources Group, Inc., a business development consulting firm, since 1998. He is also the principal of SRG Technology, LLC, a software development and sales company, and New River Consulting Group, LLC, a business development consulting firm. As a successful business consultant, the Board believes that Mr. Sterling brings strategic insight to the Board, both with respect to the Company’s business and investments as well as emerging business models.

SETH M. WISE	Director since 2009

Seth M. Wise, age 41, has served as a director and Executive Vice President of the Company since he was appointed to such positions in connection with the consummation of the Woodbridge Merger during September 2009. Since July 2005, Mr. Wise has served as President of Woodbridge after serving as its Executive Vice President since September 2003. At the request of Woodbridge, Mr. Wise served as President of Levitt and Sons, LLC, the former wholly owned homebuilding subsidiary of Woodbridge, prior to its filing for bankruptcy on November 9, 2007. He also previously was Vice President of Abdo Companies, Inc. The Board believes that Mr. Wise’s experience and background in the real estate industry gained from his executive positions at Woodbridge and Abdo Companies enhance the Board’s knowledge and insight relating to the Company’s operations and the real estate industry.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Director Continuing in Office for a Term
Expiring at the Company’s 2012 Annual Meeting of Shareholders

D. KEITH COBB	Director since 2004

In addition to the ten nominees for director listed above, D. Keith Cobb, who was most recently re-elected to the Board at the Company’s 2009 Annual Meeting of Shareholders to serve for a three-year term expiring at the Company’s 2012 Annual Meeting of Shareholders, also currently serves on the Board of Directors. Mr. Cobb, age 70, has served as a business consultant and strategic advisor to a number of companies since 1996. In addition, Mr. Cobb completed a six-year term on the Board of the Federal Reserve Bank of Miami in 2002. Mr. Cobb spent thirty-two years as a practicing Certified Public Accountant at KPMG LLP, and was Vice Chairman and Chief Executive Officer of Alamo Rent A Car, Inc. from 1995 until its sale in 1996. Mr. Cobb has served on the Board of Directors of BankAtlantic Bancorp since 2003 and the Board of Directors of Alliance Data Systems Corporation since 2004. He also served on the Board of Directors of RHR International, Inc. from 1998 through 2008. The Board believes that it benefits from Mr. Cobb’s extensive banking, financial and Board service background and that

Mr. Cobb brings insight to the Board with respect to the Company’s business, financial condition and strategic development.

IDENTIFICATION OF EXECUTIVE OFFICERS

The following individuals are executive officers of the Company:

Name	Position

Alan B. Levan	Chairman of the Board, Chief Executive Officer and President
John E. Abdo	Vice Chairman of the Board
Jarett S. Levan	Executive Vice President and Director
Seth M. Wise	Executive Vice President and Director
John K. Grelle	Executive Vice President and Chief Financial Officer
Maria R. Scheker	Chief Accounting Officer

All executive officers serve until they resign or are replaced or removed by the Board of Directors.

The following additional information is provided for the executive officers shown above who are not directors of the Company:

John K. Grelle, age 67, joined the Company as acting Chief Financial Officer on January 11, 2008 and was appointed Executive Vice President and Chief Financial Officer of the Company on May 20, 2008. From May 2008 until the consummation of the Woodbridge Merger during September 2009, Mr. Grelle also served as Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge. Prior to joining the Company, Mr. Grelle served as a Partner of Tatum, LLC, an executive services firm. From 2003 through October 2007, when Mr. Grelle joined Tatum, LLC, Mr. Grelle was the founder and principal of a business formation and strategic development consulting firm. From 1996 through 2003, Mr. Grelle served as Senior Vice President and Chief Financial Officer of ULLICO Inc. and, from 1993 through 1995, he served as Managing Director of DCG Consulting. Mr. Grelle has also been employed in various other executive and financial positions throughout his career, including Chairman and Chief Executive Officer of Old American Insurance Company; Controller of the Financial Services Division of American Can Company (later known as Primerica); Chairman, President and Chief Executive Officer of National Benefit Life, a subsidiary of Primerica; President of Bell National Life; Senior Vice President and Chief Financial Officer of American Health and Life; Controller of Sun Life America; and Director of Strategic Planning and Budgeting for ITT Hamilton Life. Mr. Grelle is a former member of the Board of Directors of the N.Y. Council of Life Insurers.

Maria R. Scheker, age 53, was appointed Chief Accounting Officer of the Company in April 2007. Ms. Scheker joined the Company in 1985 and has held various positions with the Company during this time, including Assistant Controller from 1993 through 2003. Ms. Scheker was appointed Controller of the Company in 2003 and Senior Vice President of the Company in March 2006. She has been a Certified Public Accountant in the State of Florida since 2003.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Company may be deemed to be controlled by Alan B. Levan and John E. Abdo, Chairman, Chief Executive Officer and President of the Company and Vice Chairman of the Company, respectively, who collectively may be deemed to beneficially own shares of the Company’s Class A Stock and Class B Stock representing approximately 72% of the Company’s total voting power. See “Security Ownership of Certain Beneficial Owners and Management” below for further information with respect to the share ownership of each of Messrs. Levan and Abdo.

The Company may be deemed to be the controlling shareholder of BankAtlantic Bancorp and Bluegreen. The Company also has a direct non-controlling interest in Benihana. Alan B. Levan and John E. Abdo are each executive officers and directors of BankAtlantic Bancorp and BankAtlantic, and directors of Bluegreen and Benihana. In addition, Jarett S. Levan, the son of Alan B. Levan, is an executive officer and director of BankAtlantic Bancorp and

BankAtlantic. Mr. Jarett Levan’s total compensation from BankAtlantic Bancorp and BankAtlantic was approximately $1,079,000 and $700,677 during the years ended December 31, 2009 and 2010, respectively. In addition, Mr. Jarett Levan received compensation from the Company totaling $12,500 and $54,808 during the years ended December 31, 2009 and 2010, respectively.

As previously discussed, on September 21, 2009, Woodbridge merged with a wholly owned subsidiary of the Company. In connection with the Woodbridge Merger, each outstanding share of Woodbridge’s Class A Common Stock, other than those held by shareholders of Woodbridge who exercised and perfected their appraisal rights under Florida law, converted into the right to receive 3.47 shares of the Company’s Class A Stock. Prior to the consummation of the Woodbridge Merger, the Company owned approximately 22% of Woodbridge’s Class A Common Stock and all of Woodbridge’s Class B Common Stock, representing approximately 59% of the total voting power of Woodbridge. Shares otherwise issuable to the Company attributable to the shares of Woodbridge’s Class A Common Stock and Class B Common Stock owned by the Company were canceled in connection with the Woodbridge Merger. Alan B. Levan and John E. Abdo served as Chairman and Chief Executive Officer of Woodbridge and Vice Chairman of Woodbridge, respectively, and John K. Grelle, the Company’s Executive Vice President and Chief Financial Officer, served as the Executive Vice President, Chief Financial Officer and principal accounting officer of Woodbridge. In addition, effective upon consummation of the Woodbridge Merger, Seth M. Wise, Woodbridge’s President, was appointed to serve as Executive Vice President of the Company, and each of Messrs. Wise and Jarett Levan, as well as the following six directors of Woodbridge who were not also directors of the Company — James Blosser, Darwin Dornbush, Alan J. Levy, Joel Levy, William Nicholson and William Scherer — were appointed to the Company’s Board of Directors.

The following table presents related party transactions relating to the shared service arrangements between the Company, BankAtlantic Bancorp and Bluegreen for the years ended December 31, 2010 and 2009. Amounts related to BankAtlantic Bancorp and BankAtlantic for all periods, and Bluegreen after the Company acquired a controlling interest in Bluegreen during November 2009, were eliminated in consolidation.

		For the Year Ended December 31, 2010
			BankAtlantic
		BFC	Bancorp	Bluegreen
		(In thousands)

Shared service income (expense)	(a)	2,565	(2,105)	(460)
Facilities cost and information technology	(b)	(544)	484	60

		For the Year Ended December 31, 2009
			BankAtlantic
		BFC	Bancorp	Bluegreen
		(In thousands)

Shared service income (expense)	(a)	2,342	(1,805)	(537)
Facilities cost and information technology	(b)	(553)	479	54

(a)	Pursuant to the terms of shared service agreements between the Company and BankAtlantic Bancorp, subsidiaries of the Company provide human resources, risk management, investor relations, executive office administration and other services to BankAtlantic Bancorp. Additionally, the Company provides certain risk management and administrative services to Bluegreen. The costs of shared services are allocated based upon the usage of the respective services.

(b)	As part of the shared service arrangement, the Company pays BankAtlantic and Bluegreen for the cost of office facilities utilized by the Company and its shared service operations. The Company also pays BankAtlantic for information technology related services pursuant to a separate agreement. BankAtlantic received approximately $154,000 and $160,000 under the agreement during the years ended December 31, 2010 and 2009, respectively, which payments are included in the table above.

As of December 31, 2010 and 2009, the Company had cash and cash equivalents accounts at BankAtlantic with balances of approximately $1.8 million and $20.9 million, respectively. These accounts were on the same general terms as deposits made by unaffiliated third parties. Additionally, during 2010 and 2009, the Company had funds invested at BankAtlantic through the Certificate of Deposit Account Registry Service (“CDARS”) program, which facilitates the placement of funds into certificates of deposits issued by other financial institutions in increments of less than the standard FDIC insurance maximum to insure that both principal and interest are eligible for full FDIC insurance coverage. During the year ended December 31, 2010, the Company had up to $7.7 million invested through the CDARS program at BankAtlantic, but the Company did not have any funds invested through this program at BankAtlantic as of December 31, 2010. During the year ended December 31, 2009, the Company had up to $49.9 million invested through the CDARS program at BankAtlantic, and had $7.7 million invested through this program at BankAtlantic as of December 31, 2009. The aggregate interest income recognized by the Company in connection with these funds held at BankAtlantic was approximately $1,000 and $39,000 for the years ended December 31, 2010 and 2009, respectively.

During June 2010, BankAtlantic Bancorp and BankAtlantic entered into a real estate advisory service agreement with the Company for assistance relating to the work-out of loans and the sale of real estate owned. Under the terms of the agreement, the Company receives a monthly fee of $12,500 from each of BankAtlantic and BankAtlantic Bancorp and, if the Company’s efforts result in net recoveries of any non-performing loan or the sale of real estate owned, the Company will receive a fee equal to 1% of the net value recovered. During the year ended December 31, 2010, the Company was paid an aggregate of approximately $787,000 of real estate advisory service fees under this agreement.

During 2010, the Company loaned approximately $8.0 million to BankAtlantic Bancorp. BankAtlantic Bancorp executed a promissory note in favor of the Company with a maturity date of July 30, 2010. The note provided for payment either in cash or shares of BankAtlantic Bancorp’s Class A Common Stock, depending on the results of BankAtlantic Bancorp’s then ongoing rights offering and the number of shares allocable to the Company pursuant to its exercise of subscription rights in the rights offering. During July 2010, BankAtlantic Bancorp satisfied the promissory note in full through the issuance of 5,302,816 shares of BankAtlantic Bancorp’s Class A Common Stock to the Company. These shares were in addition to the 4,697,184 shares previously issued to the Company as a result of its exercise of subscription rights in the rights offering.

During the years ended December 31, 2010 and 2009, Bluegreen reimbursed the Company and Woodbridge approximately $1.4 million and $2.4 million, respectively, for certain expenses incurred in assisting Bluegreen in its efforts to explore potential additional sources of liquidity. Bluegreen also paid a subsidiary of the Company approximately $1.3 million and $500,000 for a variety of management advisory services during the years ended December 31, 2010 and 2009, respectively. In addition, the Company and Bluegreen have an agreement relating to the maintenance of different registered public accounting firms. Pursuant to the agreement, Bluegreen has reimbursed, or will reimburse, the Company for the $624,950 of fees related to certain reviews and procedures performed by PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm (“PwC”), at Bluegreen as part of PwC’s annual audit of the Company’s consolidated financial statements for the year ended December 31, 2010.

Beginning in 2009, Bluegreen entered into a land lease with Benihana, who constructed and operates a restaurant on one of Bluegreen’s land parcels. During each of the years ended December 31, 2010 and 2009, Bluegreen received lease payments from Benihana of approximately $0.1 million.

During December 2009, Benihana engaged a subsidiary of the Company to provide certain management, financial advisory and other consulting services. For the year ended December 31, 2010, the consulting fees payable to the Company’s subsidiary under this arrangement were approximately $650,000. The engagement ceased during November 2010. In addition, during 2010, Benihana engaged a separate subsidiary of the Company to provide insurance and risk management services. For the year ended December 31, 2010, the Company’s subsidiary received approximately $45,000 under this arrangement. The engagement ceased during January 2011.

In prior periods, BankAtlantic Bancorp issued options to purchase shares of BankAtlantic Bancorp’s Class A Common Stock to employees of the Company. Additionally, certain employees of BankAtlantic Bancorp have transferred to affiliate companies, and BankAtlantic Bancorp has elected, in accordance with the terms of BankAtlantic Bancorp’s stock option plans, not to cancel the stock options held by those former employees. There were no options exercised by former BankAtlantic Bancorp employees during the years ended December 31, 2010 or 2009. BankAtlantic Bancorp from time to time also issues options and restricted stock awards to employees of the Company that perform services for BankAtlantic Bancorp. During the year ended December 31, 2010,

BankAtlantic Bancorp granted 75,000 restricted shares of Class A Common Stock to employees of the Company that perform services to BankAtlantic Bancorp. These stock awards are scheduled to vest in equal annual installments over a four-year period. BankAtlantic Bancorp recorded $77,000 and $50,000 of expenses relating to the awards described in this paragraph for the years ended December 31, 2010 and 2009, respectively.

BankAtlantic Bancorp’s options and non-vested restricted stock outstanding to employees of the Company consisted of the following as of December 31, 2010 and 2009:

	As of December 31, 2010		As of December 31, 2009
	BankAtlantic		BankAtlantic
	Bancorp’s	Weighted	Bancorp’s	Weighted
	Class A	Average	Class A	Average
	Common	Exercise	Common	Exercise
	Stock	Price	Stock	Price

Options outstanding	47,761	$55.26	45,476	$53.57
Non-vested restricted stock	75,000	$—	—	$—

BankAtlantic Bancorp and its subsidiaries utilize certain services of the law firm of Ruden, McClosky, Smith, Schuster & Russell, P.A. (“Ruden McClosky”). Until 2006, Bruno Di Giulian, a director of BankAtlantic Bancorp, was of counsel to Ruden McClosky. During the years ended December 31, 2010 and 2009, BankAtlantic Bancorp paid fees to Ruden McClosky totaling $181,000 and $55,000, respectively, and the Company paid Ruden, McClosky fees totaling $203,000 and $484,000, respectively.

Certain of the Company’s affiliates, including its executive officers, have independently made investments with their own funds in both public and private entities that the Company sponsored in 2001 and in which it holds investments.

Florida Partners Corporation owns 1,270,294 shares of the Company’s Class A Stock and 133,314 shares of the Company’s Class B Stock. Alan B. Levan may be deemed to be the controlling shareholder of Florida Partners Corporation, and is also a member of its Board of Directors.

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table sets forth certain summary information concerning compensation which, during the fiscal years ended December 31, 2010 and 2009, the Company (including Woodbridge), BankAtlantic Bancorp (including BankAtlantic) and Bluegreen paid to or accrued on behalf of Alan B. Levan, the Company’s Chairman, Chief Executive Officer and President, and John E. Abdo and Seth M. Wise, who, other than Mr. Alan Levan, were the Company’s two most highly compensated executive officers during the fiscal year ended December 31, 2010. Messrs. Alan Levan, Abdo and Wise are sometimes hereinafter collectively referred to as the “Named Executive Officers.”

								Change in
								Pension Value
								and
								Nonqualified
							Non-Equity	Deferred
						Option	Incentive Plan	Compensation	All Other
Name and Principal					Stock	Awards	Compensation	Earnings	Compensation
Position	Source(1)	Year	Salary($)	Bonus($)(2)	Awards($)(3)	($)(4)	($)(5)	($)(6)	($)(7)	Total($)

Alan B. Levan,	BFC	2010	1,035,865	—	—	—	—	—	260,384	1,296,249
Chairman of the	BBX	2010	552,716	—	310,000	—	23,663	(19,539)	15,328	882,168
Board, Chief	BXG	2010	—	—	—	—	—	—	100	100

Executive Officer			1,588,581	—	310,000	—	23,663	(19,539)	275,812	2,178,517

and President
	BFC	2009	1,026,420	400,000	—	126,782	—	—	258,550	1,811,752
	BBX	2009	540,859	377,511	—	—	901,111	73,151	26,450	1,919,082
	BXG	2009	—	—	—	—	—	—	—	—

			1,567,279	777,511	—	126,782	901,111	73,151	285,000	3,730,834

John E. Abdo,	BFC	2010	1,035,865	—		—	—	—	306,240	1,342,105
Vice Chairman	BBX	2010	552,716	—	310,000	—	23,663	(8,313)	420	878,486
of the Board	BXG	2010	—	—	—	—	—	—	6,351	6,351

			1,588,581	—	310,000	—	23,663	(8,313)	313,011	2,226,942

	BFC	2009	1,026,420	400,000	—	134,427	—	—	307,740	1,868,587
	BBX	2009	540,859	377,511	—	—	901,111	(8,274)	8,444	1,819,651
	BXG	2009	—	—	—	—	—	—	6,433	6,433

			1,567,279	777,511	—	134,427	901,111	(8,274)	322,617	3,694,671

Seth M. Wise,	BFC	2010	472,662	—	—	—	—	—	7,062	479,724
Executive Vice President(1)	BFC	2009	350,007	175,000	—	17,585	—	—	17,000	559,592

(1)	Amounts identified as BFC represent amounts paid or accrued by the Company and (i) from the period from January 1, 2009 through September 20, 2009, Woodbridge Holdings Corporation and (ii) from the period from September 21, 2009 through December 31, 2010, Woodbridge Holdings, LLC, the Company’s wholly owned subsidiary and the successor by merger to Woodbridge Holdings Corporation. Amounts identified as BBX represent amounts paid or accrued by BankAtlantic Bancorp and BankAtlantic. Amounts identified as BXG represent amounts paid or accrued by Bluegreen. Mr. Wise did not receive any compensation from BankAtlantic Bancorp, BankAtlantic or Bluegreen during 2009 or 2010.

(2)	Represent discretionary cash bonuses paid to each of the Named Executive Officers based on a subjective evaluation of their overall performance in areas outside those that can be objectively measured from financial results.

(3)	Represents the aggregate grant date fair value of restricted stock awards granted by BankAtlantic Bancorp to Mr. Alan Levan and Mr. Abdo on February 23, 2010. Each of Mr. Alan Levan and Mr. Abdo received 250,000 restricted shares of BankAtlantic Bancorp’s Class A Common Stock under BankAtlantic Bancorp’s 2005 Restricted Stock Option Plan which will vest in four equal annual installments, with the first such installment having vested on February 23, 2011. Assumptions used in the calculation of the grant date fair value of these awards are included in Note 23 to the audited consolidated financial statements included in BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011.

(4)	Represent the aggregate grant date fair value of option awards granted by the Company to the Named Executive Officers during 2009 and, with respect to Mr. Alan Levan and Mr. Abdo, option awards granted by the Company in prior years which were re-priced during 2009. On September 21, 2009, the Company granted to Mr. Alan Levan and Messrs. Abdo and Wise options to purchase 152,680 shares, 187,380 shares and 79,824 shares, respectively, of the Company’s Class A Stock. The options have an exercise price of $0.41 per share (the closing price of the Company’s Class A Stock as quoted on the Pink Sheets Electronic Quotation Service on September 21, 2009), will expire on the September 21, 2014 and will vest in four equal annual installments, with the first such installment having vested on September 21, 2010. In addition, on September 21, 2009, options to purchase 529,329 shares of the Company’s common stock, which were previously granted to and currently held by each of Mr. Alan Levan and Mr. Abdo, were re-priced to a new exercise price of $0.41 per share. The re-priced options previously had exercise prices ranging from $1.84 per share to $8.92 per share. The re-pricings did not impact any of the other terms, including the vesting schedules or expiration dates, of the options. Assumptions used in the calculation of the grant date fair value of these option awards are included in Note 28 to the audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on April 8, 2011.

(5)	BankAtlantic Bancorp had in place annual incentive programs during 2010 and 2009. These programs were cash bonus plans intended to promote high performance and achievement of certain corporate strategic goals and initiatives. All members of the Executive Management Council of BankAtlantic, including Mr. Alan Levan and Mr. Abdo, were eligible to receive cash bonuses under the programs, with eligible bonuses ranging from 50% to 200% of the applicable executive officer’s base salary. Payment of bonuses under the programs was dependent, in whole or in part, upon the achievement of quarterly and annual threshold objectives, including objectives related to reductions in core non-interest expense and targets for core earnings. The amounts for 2010 represent amounts earned during the year by Mr. Alan Levan and Mr. Abdo based on the achievement of the performance objectives established under the 2010 annual incentive program for the first quarter of 2010. While the annual performance objective related to core earnings established under BankAtlantic Bancorp’s 2010 annual incentive program was achieved, in light of the overall financial environment, and based on the recommendation of Mr. Alan Levan and the concurrence of BankAtlantic Bancorp’s other named executive officers, BankAtlantic Bancorp’s Compensation Committee determined not to grant any bonuses related to the achievement of that objective. The amounts for 2009 represent amounts earned during the year by Mr. Alan Levan and Mr. Abdo based on the achievement of the performance objectives established under BankAtlantic Bancorp’s 2009 annual incentive program for the first three quarters of 2009 and for the year ended December 31, 2009.

(6)	Represents the increase (decrease) in the actuarial present value of accumulated benefits under the Retirement Plan for Employees of BankAtlantic (the “BankAtlantic Retirement Plan”). Additional information regarding the BankAtlantic Retirement Plan is set forth in the narrative accompanying the table entitled “Pension Benefits — 2010” below.

(7)	Items included under “All Other Compensation” for 2010 for each of the Named Executive Officers are set forth in the table below:

	Levan	Abdo	Wise

BFC
Perquisites and other benefits	$109,356	$—	$—
Amounts paid for life and disability insurance premiums	135,567	—	—
Management fees paid to Abdo Companies, Inc.	—	306,240	—
Amount paid for automobile expenses	15,461	—	7,062

All other compensation	$260,384	$306,240	$7,062

BBX
Perquisites and other benefits	$15,288	$380	$—
Dividends on REIT shares	40	40	—

All other compensation	$15,328	$420	$—

BXG
Perquisites and other benefits	$—	$6,251	$—
Director fees	100	100	—

All other compensation	$100	$6,351	$—

The value of perquisites and other benefits included in the rows entitled “Perquisites and other benefits” in the table above is calculated based on their incremental cost to the respective company, which is determined based on the actual cost of providing these perquisites and other benefits. All perquisites and other benefits received in 2010 by Mr. Alan Levan from the Company related to his personal use of the Company’s tickets to entertainment and sporting events.

Mr. Abdo is the principal shareholder and Chief Executive Officer of Abdo Companies, Inc.

Outstanding Equity Awards at Fiscal Year-End — 2010

The following table sets forth certain information regarding equity-based awards of the Company held by the Named Executive Officers as of December 31, 2010.

	Option Awards
					Equity
					Incentive
					Plan Awards:
	Number of		Number of		Number of
	Securities		Securities		Securities
	Underlying		Underlying		Underlying
	Unexercised		Unexercised		Unexercised	Option		Option
	Options		Options		Unearned	Exercise		Expiration
Name	Exercisable		Unexercisable		Options	Price		Date

Alan B. Levan	210,579	(1)(3)	—		N/A	$0.41	(9)	2/7/2013
	93,750	(1)(4)	—			$0.41	(9)	7/28/2014
	38,170	(2)(5)	114,510	(2)(5)		$0.41		9/21/2014
	75,000	(2)(6)	—			$0.41	(9)	7/11/2015
	—		75,000	(2)(7)		$0.41	(9)	6/5/2016
	—		75,000	(2)(8)		$0.41	(9)	6/4/2017
John E. Abdo	210,579	(1)(3)	—		N/A	$0.41	(9)	2/7/2013
	93,750	(1)(4)	—			$0.41	(9)	7/28/2014
	46,845	(2)(5)	140,535	(2)(5)		$0.41		9/21/2014
	75,000	(2)(6)	—			$0.41	(9)	7/11/2015
	—		75,000	(2)(7)		$0.41	(9)	6/5/2016
	—		75,000	(2)(8)		$0.41	(9)	6/4/2017
Seth M. Wise	19,956	(2)(5)	59,868	(2)(5)	N/A	$0.41		9/21/2014

(1)	Represents options to purchase shares of the Company’s Class B Stock.

(2)	Represents options to purchase shares of the Company’s Class A Stock.

(3)	Vested on February 7, 2008.

(4)	Vested on July 28, 2009.

(5)	Vests in four equal annual installments. The first installment vested on September 21, 2010.

(6)	Vested on July 11, 2010.

(7)	Vests on June 5, 2011.

(8)	Vests on June 4, 2012.

(9)	Options were re-priced on September 21, 2009 to a new exercise price of $0.41 per share (the closing price of the Company’s Class A Stock as quoted on the Pink Sheets Electronic Quotation Service on September 21, 2009).

The following table sets forth certain information regarding equity-based awards of BankAtlantic Bancorp held by the Named Executive Officers as of December 31, 2010.

	Option Awards						Stock Awards
										Equity
									Equity	Incentive
									Incentive	Plan
									Plan	Awards:
									Awards:	Market or
				Equity					Number of	Payout
				Incentive					Unearned	Value of
				Plan Awards:				Market	Shares,	Unearned
	Number of		Number of	Number of			Number of	Value of	Units or	Shares,
	Securities		Securities	Securities			Shares or	Shares or	Other	Units or
	Underlying		Underlying	Underlying			Units of	Units of	Rights	Other
	Unexercised		Unexercised	Unexercised	Option	Option	Stock That	Stock That	That	Rights That
	Options(1)		Options	Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable		Unexercisable	Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan	15,676	(3)	—	N/A	$42.79	3/4/2012
	15,676	(4)	—		$37.05	3/31/2013
	12,000	(5)	—		$91.00	7/5/2014
	12,000	(6)	—		$95.10	7/11/2015
	—		—		—	—	250,000	$287,500 (7)	N/A	N/A
John E. Abdo	10,451	(3)	—	N/A	$42.79	3/4/2012
	10,451	(4)	—		$37.05	3/31/2013
	8,000	(5)	—		$91.00	7/5/2014
	8,000	(6)	—		$95.10	7/11/2015
	—		—		—	—	250,000	$287,500 (7)	N/A	N/A
Seth M. Wise	2,613	(2)	—	N/A	$14.83	1/2/2011
	2,613	(3)	—		$42.79	3/4/2012
	2,613	(4)	—		$37.05	3/31/2013
	1,000	(5)	—		$91.00	7/5/2014

(1)	All options are to purchase shares of BankAtlantic Bancorp’s Class A Common Stock.

(2)	Vested on January 2, 2006 and expired on January 2, 2011.

(3)	Vested on March 4, 2007.

(4)	Vested on March 31, 2008.

(5)	Vested on July 6, 2009.

(6)	Vested on July 12, 2010.

(7)	Vesting pro-rata over four years, with the first annual installment having vested on February 23, 2011.

During December 2010, Mr. Alan Levan and Mr. Abdo voluntarily cancelled all stock options granted to them by BankAtlantic Bancorp during 2006 and 2007. These stock options were not exercisable as of the date of cancellation and are not included in the table above as a result of their cancellation prior to December 31, 2010. Mr. Alan Levan and Mr. Abdo did not receive any consideration in connection with the cancellation of these stock options.

The following table sets forth certain information regarding equity-based awards of Bluegreen held by Messrs. Alan Levan and Abdo as of December 31, 2010. Mr. Wise does not currently hold, and as of December 31, 2010 did not hold, any equity-based awards of Bluegreen.

	Option Awards						Stock Awards
										Equity
										Incentive
										Plan
									Equity	Awards:
									Incentive	Market or
				Equity					Plan Awards:	Payout
				Incentive					Number of	Value of
				Plan Awards:				Market	Unearned	Unearned
	Number of	Number of		Number of			Number of	Value of	Shares,	Shares,
	Securities	Securities		Securities			Shares or	Shares or	Units or	Units or
	Underlying	Underlying		Underlying			Units of	Units of	Other	Other
	Unexercised	Unexercised		Unexercised	Option	Option	Stock That	Stock That	Rights That	Rights That
	Options	Options		Unearned	Exercise	Expiration	Have Not	Have Not	Have Not	Have Not
Name	Exercisable	Unexercisable		Options	Price	Date	Vested	Vested	Vested	Vested

Alan B. Levan	50,000 (1)	—		N/A	$18.36	7/20/2015
	—	50,000	(2)		$12.07	7/19/2016
	—	50,000	(3)		$11.98	7/18/2017
	—	71,000	(4)		$7.50	5/21/2015
	—	50,000	(5)		$9.31	5/21/2018
	—	—			—	—	71,000 (4)	$228,620	N/A	N/A
John E. Abdo	50,000 (1)	—		N/A	$18.36	7/20/2015
	—	50,000	(2)		$12.07	7/19/2016
	—	50,000	(3)		$11.98	7/18/2017
	—	71,000	(4)		$7.50	5/21/2015
	—	50,000	(5)		$9.31	5/21/2018
	—	—			—	—	71,000 (4)	$228,620	N/A	N/A

(1)	Vested on July 20, 2005.

(2)	Vests on July 19, 2011.

(3)	Vests on July 18, 2012.

(4)	Scheduled to vest on May 21, 2013; however, in the event of a change-in-control of Bluegreen at a price of at least $12.50 per share of common stock, a percentage (of up to 100%) of the options and restricted shares will vest depending on both the timing of the change-in-control and the actual price for a share of Bluegreen’s common stock in the transaction which results in the change-in-control.

(5)	Vests on May 21, 2013.

Pension Benefits — 2010

The following table sets forth certain information with respect to accumulated benefits as of December 31, 2010 under any Company, BankAtlantic Bancorp, BankAtlantic or Bluegreen plan that provides for payments or other benefits to Mr. Alan Levan and Mr. Abdo at, following, or in connection with, retirement. Mr. Wise is not entitled to receive any payment or other benefit at, following, or in connection with, retirement under any such plan.

			Present Value
		Number of Years	of Accumulated	Payments During
Name	Plan Name	Credited Service	Benefit(1)	Last Fiscal Year

Alan B. Levan	Retirement Plan for Employees of BankAtlantic	26	$1,041,989 (2)	$0
John E. Abdo	Retirement Plan for Employees of BankAtlantic	14	432,924 (2)	0

(1)	Assumptions used in the calculation of these amounts are included in Note 20 to the audited consolidated financial statements included in BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended

December 31, 2010, which was filed with the SEC on March 31, 2011, except that retirement age was assumed to be 65, the normal retirement age as defined in the BankAtlantic Retirement Plan.

(2)	Represents the present value of accumulated benefits under the BankAtlantic Retirement Plan and, for Mr. Alan Levan, the supplemental retirement benefit described below.

BankAtlantic Retirement Plan

Alan B. Levan and John E. Abdo are participants in the BankAtlantic Retirement Plan, which is a defined benefit plan. Effective December 31, 1998, the benefits under the BankAtlantic Retirement Plan were frozen. Participants who were employed by BankAtlantic at December 1, 1998 became fully vested in their benefits under the BankAtlantic Retirement Plan. While the BankAtlantic Retirement Plan is frozen, there will be no future benefit accruals. The BankAtlantic Retirement Plan was designed to provide retirement income based on an employee’s salary and years of active service, determined as of December 31, 1998. The cost of the BankAtlantic Retirement Plan is paid by BankAtlantic and all contributions are actuarially determined.

In general, the BankAtlantic Retirement Plan provides for monthly payments to or on behalf of each covered employee upon such employee’s retirement (with provisions for early or postponed retirement), death or disability. As a result of the freezing of future benefit accruals, the amount of the monthly payments is based generally upon two factors: (i) the employee’s average regular monthly compensation for any five consecutive years out of the ten-year period ended December 31, 1998 (or, if earlier, on the date of the employee’s retirement from BankAtlantic, death or disability) that produces the highest average monthly rate of regular compensation; and (ii) the employee’s years of service with BankAtlantic at December 31, 1998 (or, if earlier, the date of the employee’s retirement from BankAtlantic, death or disability). Benefits are payable for the retiree’s life, with ten years’ worth of payments guaranteed. The benefits are not subject to any reduction for Social Security or any other external benefits.

During 1996, BankAtlantic amended the BankAtlantic Retirement Plan and adopted a supplemental benefit for certain executives, as permitted by the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986 (the “Code”). This was done because of a change in the Code that operated to restrict the amount of the executive’s compensation that may be taken into account for BankAtlantic Retirement Plan purposes, regardless of the executive’s actual compensation. The intent of the supplemental benefit, when added to the regular BankAtlantic Retirement Plan benefit, was to provide to certain executives the same retirement benefits that they would have received had the Code limits not been enacted, subject to other requirements of the Code. The supplemental benefit also was frozen as of December 31, 1998. Because the percentage of pre-retirement compensation payable from the BankAtlantic Retirement Plan to Mr. Alan Levan, including the BankAtlantic Retirement Plan’s supplemental benefit, fell short of the benefit that he would have received under the BankAtlantic Retirement Plan absent the Code limits, BankAtlantic adopted the Split-Dollar Life Insurance Plan (the “BankAtlantic Split-Dollar Plan”) described below.

The following table illustrates annual pension benefits at age 65 for various levels of compensation and years of service at December 31, 1998, the date on which BankAtlantic Retirement Plan benefits were frozen.

	Estimated Annual Benefits
Average Five Year Compensation	Years of Credited Service at December 31, 1998
at December 31, 1998	5 Years	10 Years	20 Years	30 Years	40 Years

$120,000	$10,380	$20,760	$41,520	$62,280	$83,160
$150,000	13,005	26,010	52,020	78,030	104,160
$160,000 and above	13,880	27,760	55,520	83,280	111,160

BankAtlantic Split-Dollar Plan

BankAtlantic adopted the BankAtlantic Split-Dollar Plan in 1996 to provide additional retirement benefits to Mr. Alan Levan, whose monthly benefits under the BankAtlantic Retirement Plan were limited by changes to the Code. Under the BankAtlantic Split-Dollar Plan and its accompanying agreement with Mr. Alan Levan, BankAtlantic arranged for the purchase of an insurance policy (the “Policy”) insuring the life of Mr. Alan Levan. The Policy accumulated cash value over time, which cash value is expected to supplement Mr. Alan Levan’s retirement benefit payable from the BankAtlantic Retirement Plan. Under the terms and conditions of the agreement between

BankAtlantic and Mr. Alan Levan, Mr. Alan Levan owns the Policy, but BankAtlantic agreed to make premium payments for the Policy until Mr. Alan Levan reached the age of 65 (or his death if earlier), after which BankAtlantic was entitled to be reimbursed for the amount of all premiums previously paid by it for the Policy. The BankAtlantic Split-Dollar Plan was not included in the freezing of the BankAtlantic Retirement Plan, and BankAtlantic made premium payments for the Policy from 1998 through 2009, when Mr. Alan Levan reached the age of 65. During 2010, BankAtlantic was reimbursed $3,492,212 for premium payments previously paid by it for the Policy.

COMPENSATION OF DIRECTORS

The Compensation Committee recommends director compensation to the Board based on factors it considers appropriate and based on the recommendations of management. Each director of the Company who is not also an employee of the Company, BankAtlantic Bancorp, BankAtlantic or Bluegreen (each, a “non-employee director”) currently receives an annual cash retainer of $70,000 annually for his service on the Board of Directors. In addition to compensation for their service on the Board of Directors, the Company pays compensation to directors for their service on the Board’s committees as follows. The Chairman of the Audit Committee receives an annual cash retainer of $15,000. All other members of the Audit Committee receive annual cash retainers of $10,000. The Chairman of the Compensation Committee, Nominating/Corporate Governance Committee and Investment Committee each receive an annual cash retainer of $3,500. Other than the Chairman, members of the Compensation Committee, Nominating/Corporate Governance Committee and Investment Committee do not currently receive additional compensation for their service on those committees. Additionally, during 2010, Jarett S. Levan, who, due to his executive positions at BankAtlantic Bancorp and BankAtlantic, was not a “non-employee director” of the Company for 2010, received $54,808 from the Company during 2010 for services he performed on its behalf. Mr. Jarett Levan was appointed Executive Vice President of the Company during April 2011.

Director Compensation Table — 2010

The following table sets forth, for the fiscal year ended December 31, 2010, certain information regarding the compensation paid to Company’s directors (other than the Named Executive Officers, who did not separately receive any compensation for their service on the Board of Directors):

					Change in
					Pension Value
	Fees				and Nonqualified
	Earned	Stock		Non-Equity	Deferred
	or Paid	Awards	Option	Incentive Plan	Compensation	All Other
	in Cash($)	($)	Awards($)(1)	Compensation($)	Earnings($)	Compensation($)		Total($)

James Blosser (2)	73,500	—	—	—	—	—		73,500
D. Keith Cobb (3)	73,500	—	—	—	—	—		73,500
Darwin Dornbush	70,000	—	—	—	—	—		70,000
Oscar Holzmann	80,000	—	—	—	—	—		80,000
Jarett S. Levan	—	—	—	—	—	54,808	(4)	54,808
Alan J. Levy	70,000	—	—	—	—	—		70,000
Joel Levy	85,000	—	—	—	—	—		85,000
William Nicholson	80,000	—	—	—	—	—		80,000
William R. Scherer (2)	70,000	—	—	—	—	—		70,000
Neil Sterling	73,500	—	—	—	—	—		73,500

(1)	The table below sets forth the aggregate number of stock options held by each of the above-named individuals as of December 31, 2010. None of the above-named individuals held any shares of restricted stock as of December 31, 2010.

Name	Stock Options

James Blosser	66,544	(a)
D. Keith Cobb	6,250	(b)
Darwin Dornbush	14,876	(a)
Oscar Holzmann	171,513	(c)
Jarett S. Levan	—
Alan J. Levy	9,577	(a)
Joel Levy	39,686	(a)
William Nicholson	65,357	(a)
William R. Scherer	19,078	(a)
Neil Sterling	171,513	(c)

(a)	Represents options to purchase shares of Class A Stock.

(b)	Represents options to purchase shares of Class B Stock.

(c)	Represents options to purchase shares of Class A Stock and Class B Stock as follows: Mr. Holzmann — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock; and Mr. Sterling — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock.

(2)	Effective December 15, 2010, Messrs. Blosser and Scherer ceased serving as directors of the Company.

(3)	During the year ended December 31, 2010, Mr. Cobb also received compensation totaling $90,000 in consideration for his service as a member of BankAtlantic Bancorp’s Board of Directors and as Chairman of its Audit Committee.

(4)	Represents the compensation paid by the Company to Mr. Jarett Levan during 2010 for services he performed on its behalf.

AUDIT COMMITTEE REPORT

The following Audit Committee Report does not constitute soliciting material and should not be deemed to be filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Exchange Act, except to the extent the Company specifically incorporates the Report by reference therein.

The charter of the Audit Committee sets forth the Audit Committee’s responsibilities, which include oversight of the Company’s financial reporting on behalf of the Board of Directors and shareholders. The Audit Committee held twelve meetings during 2010. These meetings were designed, among other things, to facilitate and encourage communication among the Audit Committee and the Company’s management and internal auditors, as well as with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for 2010. The Audit Committee discussed with the Company’s internal auditors and PwC the overall scope and plans for their respective audits and met with the internal auditors and PwC, with and without management present, to discuss the results of their examinations and their evaluations of the Company’s internal controls and compliance matters. The Audit Committee reviewed and discussed the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 with management and PwC prior to the filing of the Company’s Annual Report on Form 10-K with the SEC on April 8, 2011. On April 20, 2011, the Audit Committee approved the engagement of PwC as the Company’s independent registered public accounting firm for 2011.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s system of internal controls. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements present fairly, in all material respects, the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States of America, and discusses with the Audit Committee its independence and any other matters that it is required to discuss with the Audit Committee or that it believes should be raised with it. The Audit Committee oversees these processes, although it must rely on information provided to it and on the representations made by management and the Company’s independent registered public accounting firm.

The Audit Committee discussed with PwC the matters required to be discussed with audit committees under generally accepted auditing standards, including, among other things, matters related to the conduct of the audit of the Company’s consolidated financial statements and the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Audit Committee also received from PwC the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding PwC’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with PwC its independence from the Company. When considering PwC’s independence, the Audit Committee considered whether PwC’s provision of services to the Company beyond those rendered in connection with its audit and review of the Company’s consolidated financial statements was compatible with maintaining PwC’s independence. The Audit Committee also reviewed, among other things, the amount of fees paid to PwC for audit and non-audit services.

Based on these reviews, meetings, discussions and reports, the Audit Committee recommended to the Board of Directors that the Company’s audited consolidated financial statements for the fiscal year ended December 31, 2010 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

Submitted by the Members of the Audit Committee:

Joel Levy, Chairman
Oscar Holzmann
William Nicholson

FEES TO INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL 2010 AND 2009

PwC served as the independent registered public accounting firm for the Company and BankAtlantic Bancorp for 2010 and 2009. The following table presents, for each of the Company and BankAtlantic Bancorp, fees for professional services rendered by PwC for the audit of each company’s annual financial statements for 2010 and 2009, as well as fees billed for audit-related services, tax services and all other services rendered by PwC for those years. PwC also served as Woodbridge Holdings Corporation’s independent registered public firm for the 2009 period ending upon consummation of the Woodbridge Merger on September 21, 2009 (at which time Woodbridge Holdings Corporation became a wholly owned subsidiary of the Company), and the following table includes, with respect to such period, fees for professional services rendered to Woodbridge by PwC. PwC did not serve as Bluegreen’s independent registered certified public accounting firm for 2010 or 2009.

	2010		2009
	(In thousands)

BFC Financial Corporation
Audit fees	$1,475	(1)	$1,067	(1)
Audit — related fees	—		89	(2)
Tax fees	—		5
All other fees	—		—
BankAtlantic Bancorp
Audit fees	1,821	(1)	1,582	(1)
Audit — related fees	36	(2)	74	(2)
Tax fees	—		—
All other fees	31	(3)	40	(3)
Woodbridge
Audit fees	—		150	(4)
Audit — related fees	—		—
Tax fees	—		—
All other fees	—		—

(1)	Includes fees for services primarily related to each company’s respective annual financial statement audits, the 2010 and 2009 audits of effectiveness of internal control over financial reporting and the review of quarterly financial statements included in each company’s quarterly reports on Form 10-Q. The 2010 amount for the Company also includes fees in the amount of $624,950 related to procedures performed by PwC at Bluegreen as part of the Company’s annual financial statement audit. Bluegreen has agreed to reimburse the Company for such fees.

(2)	Includes primarily fees related to registration statements filed by the Company and BankAtlantic Bancorp with the SEC.

(3)	Includes primarily fees related to BankAtlantic Bancorp’s compliance with subpoenas for information received in connection with the SEC investigation which is described in Item 3 of Part I of BankAtlantic Bancorp’s Annual Report on Form 10-K for the year ended December 31, 2010, which was filed with the SEC on March 31, 2011.

(4)	Includes fees for services primarily related to the review of quarterly financial statements filed in Woodbridge’s quarterly reports on Form 10-Q for the first two quarters of 2009 prior to consummation of the Woodbridge Merger during September 2009.

All audit-related services and other services were pre-approved by the audit committee of the respective company, which concluded that the provision of such services by PwC was compatible with the maintenance of PwC’s independence in the conduct of its auditing functions.

Under the charter of the Company’s Audit Committee, the Audit Committee must review and pre-approve both audit and permitted non-audit services provided by the Company’s independent registered public accounting firm and shall not engage the independent registered public accounting firm to perform any non-audit services prohibited by law or regulation. Each year, the independent registered public accounting firm’s retention to audit the Company’s financial statements, including the associated fee, is approved by the Audit Committee. Under its current practices, the Audit Committee does not regularly evaluate potential engagements of the independent registered public accounting and approve or reject such potential engagements. At each Audit Committee meeting, the Audit Committee receives updates on the services actually provided by the independent registered public accounting firm, and management may present additional services for pre-approval. The Audit Committee has delegated to the Chairman of the Audit Committee the authority to evaluate and approve engagements involving projected fees of $10,000 or less on behalf of the Audit Committee in the event that a need arises for pre-approval between regular Audit Committee meetings. If the Chairman so approves any such engagements, he will report that approval to the full Audit Committee at the next Audit Committee meeting. Engagements involving projected fees of more than $10,000 may only be pre-approved by the full Audit Committee at a regular or special meeting of the Audit Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of April 11, 2011, certain information as to the Company’s Class A Stock and Class B Stock beneficially owned by persons known by the Company to own in excess of 5% of the outstanding shares of such stock. In addition, this table includes the outstanding securities beneficially owned by (i) each Named Executive Officer, (ii) each of the Company’s directors and (iii) the Company’s directors and executive officers as a group. Management knows of no person, except as listed below, who beneficially owned more than 5% of the outstanding shares of the Company’s Class A Stock or Class B Stock as of April 11, 2011. Except as otherwise indicated, the information provided in the following table was obtained from filings with the SEC and the Company pursuant to the Exchange Act. For purposes of the following table, in accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner of any shares of Class A Stock or Class B Stock which he or she has or shares, directly or indirectly, voting or investment power, or which he or she has the right to acquire beneficial ownership of at any time within 60 days after April 11, 2011. As used herein, “voting power” is the power to vote, or direct the voting of, shares, and “investment power” includes the power to dispose of, or direct the disposition of, such shares. Unless otherwise noted, each beneficial owner has sole voting and sole investment power over the shares beneficially owned.

		Class A	Class B	Percent of	Percent of
		Stock	Stock	Class A	Class B
Name of Beneficial Owner	Notes	Ownership	Ownership	Stock	Stock

Florida Partners Corporation	(1,2,4,5)	1,270,294	133,314	2.0%	1.9%
I.R.E. Properties, Inc.	(1,2,4,5)	4,662,929	561,017	7.6%	8.2%
Levan Enterprises, Ltd.	(1,2,4,5)	1,299,130	146,865	2.1%	2.1%
Alan B. Levan	(1,2,3,4,5,6,8)	267,725	2,406,235	3.8%	33.6%
John E. Abdo	(1,2,3,4,6)	3,581,137	3,273,797	9.5%	45.7%
Seth M. Wise	(2,3,7)	25,047	0	*	0.0%
D. Keith Cobb	(1,2,3)	97,656	6,250	*	*
Darwin Dornbush	(2,3)	38,930	0	*	0.0%
Oscar Holzmann	(1,2,3)	164,361	20,290	*	*
Jarett S. Levan	(2,8)	10,753	0	*	0.0%
Alan J. Levy	(2,3)	44,600	0	*	0.0%
Joel Levy	(2,3)	31,793	0	*	0.0%
William Nicholson	(2,3)	36,293	0	*	0.0%
Neil Sterling	(1,2,3)	164,361	20,290	*	*
Dr. Herbert A. Wertheim	(1,9)	3,968,157	416,448	6.4%	6.1%
Pennant Capital Management, L.L.C	(10)	7,433,850	0	10.9%	0.0%
Greek Investments, Inc.	(11)	4,211,090	0	6.2%	0.0%
SC Fundamental Value Fund L.P.	(12)	3,928,108	0	5.7%	0.0%
All directors and executive officers of the Company as of April 11, 2011 as a group (13 persons)	(1,2,3,4,5,6)	11,716,354	6,578,205	24.1%	87.4%

*	Less than one percent of class.

(1)	Class B Stock is convertible on a share-for-share basis at any time at the beneficial owner’s discretion. However, see footnote 6 below regarding restrictions on Mr. Abdo’s right to convert his shares of Class B Stock into shares of Class A Stock. The number of shares of Class B Stock held by each beneficial owner is not separately included in the “Class A Stock Ownership” column, but is included for the purpose of calculating the percent of Class A Stock held by each beneficial owner.

(2)	Mailing address is 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309.

(3)	Includes shares that may be acquired within 60 days after April 11, 2011 pursuant to the exercise of stock options to purchase Class A Stock or Class B Stock as follows: Alan B. Levan — 188,170 shares of Class A Stock and 304,329 shares of Class B Stock; John E. Abdo — 196,845 shares of Class A Stock and 304,329 shares of Class B Stock; Seth M. Wise — 19,956 shares of Class A Stock; D. Keith Cobb — 6,250 shares of Class B Stock; Darwin Dornbush — 3,719 shares of Class A Stock; Oscar Holzmann — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock; Alan J. Levy — 2,394 shares of Class A Stock; Joel Levy — 9,921 shares of Class A Stock; William Nicholson — 16,339 shares of Class A Stock; and Neil Sterling — 151,223 shares of Class A Stock and 20,290 shares of Class B Stock. The group total also includes options held by Maria R. Scheker, the Company’s Chief Accounting Officer, to purchase 21,302 shares of Class A Stock and 10,147 shares of Class B Stock.

(4)	The Company may be deemed to be controlled by Messrs. Alan Levan and Abdo, who collectively may be deemed to have an aggregate beneficial ownership of shares of the Company’s Class A Stock and Class B Stock, including shares that may be acquired pursuant to the exercise of stock options (as set forth in footnote 3 above), representing approximately 72% of the total voting power of the Company.

(5)	I.R.E. Properties, Inc. is 100% owned by Levan Enterprises, Ltd., and Levan Enterprises, Ltd. may be deemed to be the controlling shareholder of Florida Partners Corporation. Levan Enterprises, Ltd. is a limited partnership whose sole general partner is Levan General Corp., a corporation 100% owned by Mr. Alan Levan. Therefore, Mr. Alan Levan may be deemed to be the beneficial owner of the shares of the Company’s Class A Stock and Class B Stock owned by each of such entities. In addition to Mr. Alan Levan’s personal holdings of the Company’s Class A Stock and Class B Stock, he may be deemed to be the beneficial owner of 11,440 shares of Class A Stock and 1,200 shares of Class B Stock held of record by his wife. Excluding shares of Class B Stock beneficially owned by Mr. Alan Levan (which are convertible at any time in his discretion on a share-for-share basis into Class A Stock), Mr. Alan Levan may be deemed to beneficially own, in the aggregate, 7,500,078 shares, or approximately 11%, of the Company’s Class A Stock. He may also be deemed to beneficially own, in the aggregate, 3,247,431 shares, or approximately 45%, of the Company’s Class B Stock. Collectively, these shares represent approximately 36% of the total voting power of the Company.

(6)	Messrs. Alan Levan and Abdo have agreed to vote their shares of Class B Stock in favor of the election of the other to the Company’s Board of Directors for so long as they are willing and able to serve as directors of the Company. Additionally, Mr. Abdo has agreed, subject to certain exceptions, not to transfer certain of his shares of Class B Stock and to obtain the consent of Mr. Alan Levan prior to the conversion of certain of his shares of Class B Stock into shares of Class A Stock.

(7)	Mr. Wise’s holdings of Class A Stock include 247 shares held in his spouse’s IRA which he may be deemed to beneficially own.

(8)	Mr. Jarett Levan is the son of Mr. Alan Levan.

(9)	Dr. Wertheim’s ownership was reported in a Rebuttal of Control Agreement filed on December 20, 1996 with the Office of Thrift Supervision (as adjusted for stock splits since the date of filing). The Rebuttal of Control Agreement indicates that Dr. Wertheim has no intention to manage or control, directly or indirectly, the Company. Dr. Wertheim’s mailing address is 191 Leucadendra Drive, Coral Gables, Florida 33156.

(10)	Based on the Schedule 13G/A filed with the SEC on February 14, 2011, Pennant Capital Management, L.L.C and its affiliate, Alan Fournier, have shared voting and dispositive power over all such shares, and another affiliate of Pennant Capital Management, L.L.C., Pennant Windward Master Fund, L.P., shares voting and dispositive power over 6,072,490. The mailing address of each of Pennant Capital Management, L.L.C, Alan Fournier and Pennant Windward Master Fund, L.P. is 26 Main Street, Suite 203, Chatham, New Jersey 07928.

(11)	Based on the Schedule 13G filed with the SEC on February 15, 2011, Greek Investments, Inc. and two of its affiliates, Jorge Constantino and Panayotis Constantino, have shared voting and dispositive power over all such shares. The mailing address of Greek Investments, Inc. is P.O. Box 10908, Caparra Heights Station, San Juan, Puerto Rico 00922-0908. The mailing address of each of Jorge and Panayotis Constantino is Zalokosta 14, Paleo Psihiko, Athens, 15452, Greece.

(12)	Based on the Schedule 13G/A filed with the SEC on February 12, 2010, SC Fundamental Value Fund L.P. has sole voting and dispositive power over 1,680,229 of such shares, each of Peter M. Collery and SC Fundamental LLC Employee Savings & Profit Sharing Plan has sole voting and dispositive power over 334,804 of such shares, certain of SC Fundamental Value Fund L.P.’s other affiliates have shared voting and dispositive power over some or all of the balance of such shares. The mailing address of SC Fundamental Value Fund, L.P. and each of its applicable affiliates (other than SC Fundamental Value BVI, Ltd.) is 747 Third Avenue, 27th Floor, New York, New York 10017. The mailing address of SC Fundamental Value BVI, Ltd. is c/o MadisonGrey Fund Services (Cayman) Ltd., P.O. Box 10290, Grand Cayman KY1-1003, Cayman Islands.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors is not aware of any matters other than the election of directors which may be brought before the Annual Meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF
PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER MEETING
TO BE HELD ON MAY 17, 2011

This Proxy Statement (including forms of the accompanying proxy cards) and the Company’s Annual Report to Shareholders for the year ended December 31, 2010 are available at www.proxydocs.com/bfcf.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm for the year ended December 31, 2010. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from shareholders.

ADDITIONAL INFORMATION

“Householding” of Proxy Material.  The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or AST, the Company’s transfer agent, that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. However, the Company will deliver promptly upon written or oral request a separate copy of this Proxy Statement to a shareholder at a shared address to which a single Proxy Statement was delivered. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you are receiving multiple proxy statements and would like to request delivery of a single proxy statement, please notify your broker if your shares are held in a brokerage account or AST if you or the record holder of your shares. You can notify AST by calling 800-937-5449 or by sending a written request to American Stock Transfer & Trust Company, 59 Maiden Lane — Plaza Level, New York, NY 10038, Attn: Marianela Patterson.

Advance Notice Procedures.  Under the Company’s Bylaws, no business may be brought before an annual meeting of shareholders unless it is specified in the notice of the annual meeting of shareholders or is otherwise brought before the annual meeting of shareholders by or at the direction of the Board of Directors or by a shareholder entitled to vote who has delivered written notice to the Company’s Secretary (containing certain information specified in the Company’s Bylaws about the shareholder and the proposed action) not less than 90 or more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. However, if the date of the Company’s annual meeting of shareholders changes by more than 30 days from the date of the preceding year’s annual meeting of shareholders, written notice of the proposed business must be received by the Company within ten days after the Company first mails notice of or publicly discloses the date of the annual meeting of shareholders. For the Company’s 2012 Annual Meeting of Shareholders, the Company must receive written notice of proposed business from a shareholder (i) between January 18 and February 17, 2012 or (ii) if the Company’s 2012 Annual Meeting of Shareholders is held prior to April 17 or after June 16, 2012, within ten days after the Company first mails notice of or publicly discloses the date of the meeting. In addition, any shareholder who wishes to submit a nomination to the Board of Directors must deliver written notice of the nomination within the applicable time period set forth above and comply with the information requirements in the Company’s Bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in the Company’s proxy statement relating to the 2012 Annual Meeting of Shareholders.

Shareholder Proposals for the 2012 Annual Meeting of Shareholders.  Shareholders interested in submitting a proposal for inclusion in the proxy materials for the Company’s 2012 Annual Meeting of Shareholders may do so by following the procedures relating to shareholder proposals set forth in the rules and regulations promulgated under the Exchange Act. To be eligible for inclusion, shareholder proposals must be received by the Company’s Secretary at the Company’s main offices, 2100 West Cypress Creek Road, Fort Lauderdale, Florida 33309, by December 31, 2011.

Proxy Solicitation Costs.  The Company will bear the expense of soliciting proxies and of reimbursing brokers, banks and nominees for the out-of-pocket and clerical expenses of transmitting copies of the proxy materials to the beneficial owners of shares held of record by such persons. The Company does not currently intend to solicit proxies other than by use of the mail, but certain directors, officers and regular employees of the Company or its subsidiaries, without additional compensation, may solicit proxies personally or by telephone, fax, special letter or otherwise.

BY ORDER OF THE BOARD OF DIRECTORS

Alan B. Levan
Chairman of the Board

April 27, 2011

Appendix A
Form of Proxy
Class A Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 17, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class A Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on April 11, 2011 at the Annual Meeting of Shareholders to be held on May 17, 2011 and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of ten directors, each for a term expiring at the Company’s 2012 Annual Meeting of Shareholders.
NOMINEES:
Alan B. Levan
John E. Abdo
Darwin Dornbush
Oscar Holzmann
Jarett S. Levan
Alan J. Levy
Joel Levy
William Nicholson
Neil Sterling
Seth M. Wise

[ ]	FOR ALL NOMINEES

[ ]	WITHHOLD AUTHORITY FOR ALL NOMINEES

[ ]	FOR ALL EXCEPT (See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
Please mark box if you plan to attend this meeting. [   ]
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

Form of Proxy
Class B Common Stock
BFC FINANCIAL CORPORATION
2100 WEST CYPRESS CREEK ROAD
FT. LAUDERDALE, FL 33309
ANNUAL MEETING OF SHAREHOLDERS OF
BFC FINANCIAL CORPORATION
MAY 17, 2011
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints John K. Grelle and Maria R. Scheker, and each of them acting alone, with the power to appoint his or her substitute, proxy to represent the undersigned and vote as designated on the reverse all of the shares of Class B Common Stock of BFC Financial Corporation held of record by the undersigned as of the close of business on April 11, 2011 at the Annual Meeting of Shareholders to be held on May 17, 2011 and at any adjournment or postponement thereof.
(Continued and to be signed on the reverse side)
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE [X]

1. The election of ten directors, each for a term expiring at the Company’s 2012 Annual Meeting of Shareholders.
NOMINEES:
Alan B. Levan
John E. Abdo
Darwin Dornbush
Oscar Holzmann
Jarett S. Levan
Alan J. Levy
Joel Levy
William Nicholson
Neil Sterling
Seth M. Wise

[ ]	FOR ALL NOMINEES

[ ]	WITHHOLD AUTHORITY
FOR ALL NOMINEES

[ ]	FOR ALL EXCEPT
(See instructions below)
INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and write the nominee’s name(s) below.

2. In his or her discretion, the proxy is authorized to vote upon such other matters as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR ALL” OF THE DIRECTOR NOMINEES NAMED IN PROPOSAL 1.
PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
Please mark box if you plan to attend this meeting. [   ]
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. [   ]

Signature of Shareholder:	Date:	Signature of Shareholder:	Date:

NOTE:	Please sign exactly as your name or names appear(s) on this proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.